Exhibit 99.1

Teradyne and Technoprobe Announce Strategic Agreements to Drive Semiconductor Test Interface Innovation and Accelerate Growth

•	Teradyne to acquire 10% ownership of Technoprobe

•	Technoprobe to acquire Teradyne’s Device Interface Solutions Business

•	Teradyne and Technoprobe to Engage in Joint Development Projects

North Reading, Mass. – November 7, 2023 – Teradyne, Inc. (NASDAQ: TER), a leading supplier of automated test solutions, and Technoprobe S.p.A. (FTSE Italy Mid Cap: TPRO), a leader in the design and production of probe cards, today announced they have entered into a series of agreements establishing a strategic partnership that is expected to accelerate growth for both companies and enable them to offer higher performance semiconductor test interfaces to their customers worldwide. As part of the partnership, Teradyne will make an approximately $516 million equity investment, based on current foreign exchange rates, in Technoprobe and Technoprobe will acquire Teradyne’s Device Interface Solutions (DIS) business for $85 million. The companies will also engage in joint development projects.

While working on joint development projects, both companies remain committed to an “open ecosystem” so customers can choose the interface/tester supplier of their choice. Teradyne remains committed to enabling customers and third-party interface companies to develop interface hardware for their test systems. Both companies will continue to operate independently in their respective market segments while cooperating on future product development projects.

The unrelenting drive to pack more semiconductor performance into smaller packages using finer lithography nodes, new design architectures and advanced packaging technologies like chiplets is creating an entirely new class of challenges to connect test systems to the chips to be tested. This partnership is expected to enable Teradyne and Technoprobe to unlock new capabilities to increase the performance and lower test costs for semiconductor makers.

Greg Smith, CEO of Teradyne, said “We’re excited to work with Technoprobe as the unique advantages of their interface technology help unlock the superior scalability of our testers to deliver greater benefit for our customers. Technoprobe has great products and has made important investments to align with the trends that are driving the market. Our equity investment and joint development projects reflect our confidence in Technoprobe to create value for our shareholders and customers through innovative interface solutions for the growing interface market.”

Stefano Felici, CEO of Technoprobe S.p.A., said “We are enthusiastic to have the opportunity to work more closely with Teradyne, strengthening our long-lasting partnership. The acquisition of Device Interface Solutions will allow us to enlarge our technology competences in the Device Interface Board market.”

Terms

Under the terms of the transactions Teradyne will make an approximately $516 million equity investment, based on current foreign exchange rates, in Technoprobe representing a 10% ownership interest and Technoprobe will pay approximately $85M for Teradyne’s Device Interface Solutions business. The share price for the equity investment is at a price per share equal to Euro 7.362, which reflects the volume weighted average trading price for the 3-months prior to the announcement of the transactions. After the DIS sale closes, Technoprobe will continue to service Teradyne’s existing DIS customers, including Teradyne’s development of interface solutions.

At closing, Teradyne and T-Plus S.p.A, Technoprobe’s controlling shareholder, will enter into a shareholders’ agreement whereby: (i) Teradyne will have the right to appoint a non-executive member of the Board of Directors of Technoprobe; (ii) no action or decision will be taken by the shareholders’ meeting and/or by the Board of Directors of Technoprobe without the favorable vote of Teradyne in relation to on certain by-laws’ amendments, related party transactions and the delisting of Technoprobe shares; (iii) Teradyne undertakes not to transfer any Technoprobe shares and be prevented from any hedging activity on such shares for 36 months starting from the closing date subject to certain early termination events.

These transactions are expected to close in the first half of 2024 and are subject to customary closing conditions, including CFIUS and Foreign Direct Investment filings in certain other jurisdictions, as well as merger control filings in Taiwan and in the U.S. under Hart-Scott Rodino.

J.P. Morgan Securities LLC and Lazard S.r.l. acted as financial advisors to Teradyne for the transaction. Shearman & Sterling LLP and Chiomenti acted as legal counsel to Teradyne.

In connection with the transactions, Teradyne has suspended its share repurchase program effective November 7, 2023 and expects to update investors on its capital allocation plans in its January 2024 earnings call.

About Technoprobe S.p.A.

Technoprobe is a leading company in the field of semiconductors and microelectronics. Established in 1996 by the entrepreneurial spirit of its founder Giuseppe Crippa, Technoprobe specialises in the design and manufacture of Probe Cards, i.e. electro-mechanical interfaces used for the functional testing of chips. Its market segment is the testing of non-memory or SOC (system on chip) semiconductors. The Group is the only Probe Card manufacturer in Italy and a world leader in terms of volume and turnover. It has partnerships and collaborations with some of the world’s largest microelectronics, IT and digital companies. Probe cards are hi-tech devices that are custom-made for each chip and allow the function of chips to be tested during the manufacturing process. These technologically-advanced designs and solutions are essential for ensuring the proper functioning and reliability of devices that play a crucial role in industries such as Information Technology, 5G, Internet of Things, home automation, automotive, aerospace, etc. As a result, Technoprobe is a critical link in the supply chain for the manufacture of chips, which are at the heart of today’s technological world. Technoprobe is a rapidly expanding hub of technological research and innovation with approximately 2,700 employees (1,700 of them located in Italy), three research centres and more than 600 certified patents. Technoprobe has 14 locations worldwide. The Group’s Italian headquarters are in Cernusco Lombardone (LC), a municipality on the outskirts of Milan where there is also a production plant that covers an area of about 18,000 sqm. The Group has two additional production plants in Italy: one in Agrate (MB) covering about 3,000 sqm, and one in Osnago (LC) covering about 5,000 sqm. Also, in Italy, a Design Center was opened in Sicily, in Catania, in 2022. The Group also has 10 other locations spread across Europe (France and Germany), Asia (Taiwan, South Korea, China, Japan, Philippines and Singapore) and the United States (two locations in California).

About Teradyne

Teradyne (NASDAQ:TER) test technology helps bring high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its robotics offerings include collaborative and mobile robots that help manufacturers of all sizes increase productivity, improve safety, and lower costs. In 2022, Teradyne had revenue of $3.2 billion and today employs over 6,600 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding the transaction, Teradyne’s future financial results, and Technoprobe’s future business prospects share price and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. There can be no assurance that these forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: seeking and obtaining the required regulatory approvals in connection with effecting the transaction; conditions affecting the markets in which Technoprobe operates; market acceptance of Technoprobe’s new products; competition from both larger, more established and emerging companies in Technoprobe’s markets; the protection of Technoprobe’s intellectual property; potential infringement of third-party intellectual property rights; the recruitment and retention of key employees; product warranty claims; compliance with product safety regulations and standards; Technoprobe’s ability to successfully grow the acquired Device Interface Solutions business; the success of the strategic business agreements between the parties; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of

Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2023. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.